Exhibit 10.01

ALLOCATION AGREEMENT

THIS ALLOCATION AGREEMENT dated as of August 26, 2004 (the “Agreement”) is made and entered into by and among Joseph F. Pinkerton, III (“Pinkerton”), an individual residing in Austin, Texas, Active Power, Inc., a Delaware corporation (“Active Power”) and the successor to Magnetic Bearing Technologies, Inc., and Pinkerton Generator, Inc., a Michigan corporation controlled by Pinkerton (“PGI”)

WITNESSETH:

WHEREAS, Pinkerton, PGI and Active Power are the defendants (the “Defendants”) in a lawsuit pending in the Circuit Court for the County of Wayne, in Michigan State Court, Case No. 02-210028 CZ, and captioned Magnex Corp., et al. v. Pinkerton, et al. (the “Lawsuit”);

WHEREAS, to avoid the uncertainties and the expense of further litigation, the Defendants have agreed to settle the Lawsuit through cash payments to the plaintiffs in the Lawsuit (the “Plaintiffs”) in an aggregate amount of $6,220,000 (the “Settlement Payment”) in exchange for a complete release and waiver of all claims relating to the lawsuit (the “Settlement”); and

WHEREAS, the parties hereto have agreed to allocate the Settlement Payment amount such that Active Power has agreed to pay $5,000,000 and Pinkerton has agreed to pay $1,220,000 and to enter into certain other agreements related to the settlement of the Lawsuit.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises, the representations and warranties and mutual covenants contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Allocation of Settlement Payment. Active Power agrees to pay the Plaintiffs $5,000,000 (the “Active Power Payment”) and Pinkerton agrees to pay the Plaintiffs $1,220,000 (the “Pinkerton Payment”) of the Settlement Payment. To the extent the Settlement Payment is paid to the Plaintiffs in one or more installments, both Pinkerton and Active Power hereby agree that they will each pay their pro rata portion of each such installment payment with their individual payments based on the percentage their respective portion of the Settlement Amount bears to the total Settlement Amount. Pinkerton hereby agrees that the Pinkerton Payment is solely his obligation and that he will not seek, and hereby forever releases and discharges any claim for, any indemnification, contribution, reimbursement or any other repayment from Active Power of the Pinkerton Payment, whether under that certain Indemnification Agreement between Pinkerton and Active Power, the indemnification or exculpation provisions of the Company’s Certificate of Incorporation or Bylaws, under the Delaware General Corporation Law or otherwise, and further agrees to indemnify Active Power for the full amount of the Pinkerton Payment. Active Power hereby agrees that the Active Power Payment is solely its obligation and that it will not seek, and hereby forever releases and discharges any claim for, any indemnification, contribution, reimbursement or any other repayment from Pinkerton or PGI, and further agrees to indemnify Pinkerton and PGI for the full amount of the Active Power Payment. This allocation of the Settlement Payment and the other agreements set forth herein are in full and final satisfaction of any and all obligations of Active Power to Pinkerton and PGI and Pinkerton and PGI to Active Power in connection with the settlement of the Lawsuit. This agreement shall in no way, however, affect or in any way limit Active Power’s indemnity obligations to Pinkerton under the above-referenced provisions and laws other than to the Pinkerton Payment.

Section 2. Expenses.

(a) Active Power agrees to reimburse Pinkerton and PGI for the actual and reasonable legal fees and expenses of Hohmann, Taube & Summers, L.L.P. which they incurred from March 25, 2002 through August 15, 2004 in connection with the defense of the Lawsuit. Any and all fees and expenses incurred by or on behalf of Pinkerton or any other entity owned or controlled by Pinkerton incurred in connection with the lawsuit styled Truss Technology, LLC v. Century Truss Company of Michigan, LLC, et al., Civil Action No. 04-71814, E.D. Mich. (the “Truss Action”), including the investigation and preparation of the Truss Action, the creation of any entity or entities related to the Truss Action, and the acquisition of assets related to such entities or the Truss Action, are specifically excluded. These expenses will be paid promptly by Active Power following the submission for approval of an appropriate invoice to the Special Litigation Committee of the Board of Directors of Active Power, such approval not to be unreasonably withheld.

(b) Active Power agrees to indemnify Pinkerton with respect to and not to seek reimbursement from Pinkerton or PGI for any legal fees which Active Power incurred in connection with the defense of the Lawsuit.

(c) Pinkerton and PGI shall be solely responsible for, and shall indemnify Active Power against, any and all expenses (including attorneys’ fees and expenses and other costs) incurred by either of them, or on either of their behalf, (i) after August 15, 2004 in connection with the Lawsuit, (ii) incurred by any other entity owned or controlled by Pinkerton, whether or not related to the Lawsuit, (iii) incurred on behalf of Pinkerton, but not directly related to the Lawsuit, or (iv) which are not expressly covered by subsection 2(a) above.

Section 3. Comerica Claims. Pinkerton hereby agrees and acknowledges that he has no ownership interest in the judgment collection action against one of the Plaintiffs in the Lawsuit, Paul E. Hodges, Jr., styled Comerica Bank v. Paul E. Hodges, State of Michigan, Circuit Court for the County of Oakland (94-483246-CK) other than his interest as a stockholder of Active Power.

Section 4. Truss and Other Matters. Active Power hereby agrees and acknowledges that it has no ownership interest in the Truss Action, the patents underlying the Truss Action, or in any other litigation matters against any of the Plaintiffs or any of their related corporate entities, other than the matter specifically identified in Section 3 above.

Section 5. D&O Claim. At the sole discretion of the Special Litigation Committee of the Board of Directors of Active Power, Active Power may continue to pursue, and will bear any and all expenses incurred by it in the pursuit of, the currently pending claim (the “D&O Claim”) for the reimbursement of attorney’s fees and Pinkerton’s losses, costs and expenses in connection with the Lawsuit, including the Pinkerton Payment, under Active Power’s Director and Officer’s Liability Insurance Policy (the “Policy”) with Greenwich Insurance Company (“Insurance Company”). If and to the extent there is any recovery to Pinkerton under the D&O Claim, Active Power shall only be entitled to reimbursement of its expenses (including attorneys’ fees and expenses and other costs) incurred pursuing the D&O Claim, but such right of recovery shall be superior to Pinkerton’s right to receive any other payment from such recovery. To secure this right, Pinkerton (i) hereby assigns to Active Power a first priority interest in any future proceeds from the Policy with respect to the D&O Claim up to full amount of Active Power’s expenses in connection with pursuing the D&O Claim, and (ii) agrees to request that Insurance Company first directly reimburse Active Power for any expenses it has incurred in connection with the pursuit of the D&O Claim. In the event that a direct payment to Active Power from the Insurance Company is not possible, Pinkerton, upon receipt of any proceeds with respect to the D&O Claim, shall promptly (and in any event within three business days) reimburse Active Power for its expenses incurred in connection with the pursuit of the D&O Claim. After Active Power has received reimbursement for its expenses as provided above, Pinkerton shall be entitled to the remainder of any such recovery. Pinkerton expressly acknowledges that nothing in this Agreement does or will require Active Power to pursue the D&O Claim and that Active Power is not and shall not be liable to Pinkerton for any failure to prevail in the D&O Claim. If, however, Active Power decides not to pursue the D&O claim, then Pinkerton shall have to right to pursue such claim individually, at his sole expense, and, in such instance, the foregoing agreements and assignments of this paragraph shall not be binding on the parties.

Section 6. Representations and Warranties. Each of Pinkerton, PGI and Active Power represent and warrant to the other that:

(a) Authorization. The execution and delivery of this Agreement and the performance of the obligations hereunder (i) are within his or its individual or corporate powers, as the case may be; (ii) require no action by or with respect to, or filing with, any governmental body, agency or official; (iii) if applicable, have been duly authorized by all necessary corporate action; (iv) if applicable, do not contravene or constitute a default under any provisions of its Certificate of Incorporation, Articles of Incorporation or Bylaws, or any law or regulation applicable to either party or of any agreement, judgment, injunction, order, decree, or other instrument binding upon either party or to which such party’s assets are subject.

(b) Enforceability. This Agreement constitutes the legal, valid, and binding agreement of each of Pinkerton, PGI and Active Power, enforceable against such party in accordance with its terms, except as enforcement thereof may be affected by bankruptcy, insolvency, reorganization, or other similar laws affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) Ownership of Interests. Each party hereto hereby represents and warrants to the other parties that it has not assigned, pledged, or otherwise in any manner whatsoever sold or transferred, either by instrument in writing or otherwise, any right, title, interest, demand, cause of action, or claim that is the subject of the Agreement, and that no other person or entity of any kind has or had any interest therein. The parties warrant that they have not entered into any agreement or other arrangement that would limit the effectiveness of the agreements or releases exchanged hereunder.

(d) Reliance; Nature of Agreement. Each party hereby represents to the other that it is entering into this Agreement freely and voluntarily and has carefully read and fully understands this Agreement and consulted with attorneys of its own selection prior to doing so; that no representations, promises, or statements by any agent, partner, employee, officer, director, attorney, or other representative of any other party, have been made to or relied upon in entering into this Agreement; and that each party. Each party realizes that this settlement is final and conclusive, and it is each party’s desire that it be final and conclusive.

Section 7. Mutual Release. For and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the exception of the agreements contained herein, (i) Pinkerton and PGI, and their current and former parents, affiliates of current and former parents, owners, principals, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors, divisions, subsidiaries, affiliates, assigns, insurers, and assurers, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Active Power, and its current and former parents, affiliates of current and former parents, owners, principals, officers, directors, stockholders, employees, agents, attorneys, predecessors, successors, divisions, subsidiaries, affiliates and assigns, and (ii) Active Power, and its current and former parents, affiliates of current and former parents, owners, principals, officers, directors, stockholders, employees, agents, attorneys, predecessors, successors, divisions, subsidiaries, affiliates, assigns, insurers, and assurers, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Pinkerton and PGI, and their current and former parents, affiliates of current and former parents, owners, principals, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors, divisions, subsidiaries, affiliates and assigns, from all liability, actions, causes of action, damages, claims, demands, charges, costs, and expenses, including, without limitation, attorneys’ fees, known or unknown, accrued or which may ever accrue, whether based in contract or tort, statutory or common law, of every kind and nature whatsoever in connection with the Lawsuit and the settlement thereof.

Section 8. No Admission of Liability. The parties hereto agree that the terms of this Agreement are contractual. The parties further agree that this Agreement shall not be construed as an admission of liability and that this Agreement has been negotiated and executed in the spirit of compromise to uncertain and disputed claims, so that the parties may avoid the expense, uncertainties, distraction and hazards of litigation, and to continue their beneficial relationship on behalf of Active Power and its stockholders.

Section 9. Further Assurances. Pinkerton, PGI and Active Power covenant and agree that at any time and from time to time upon the request of the other party, they shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, documents, transfers and assurances as may be reasonably requested by the other party in order to effectuate the intent of this Agreement.

Section 10. Miscellaneous.

(a) Amendments; Waivers. No amendment or other modification, forbearance or waiver or any provision of this Agreement nor any consent to any departure here from shall under any circumstances be effective unless the same shall be in writing and signed by each of Pinkerton and Active Power, and then any such forbearance, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof of the exercise of any other right or remedy.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for each party set forth herein (or at such other address for a party as shall be specified by like notice):

(i)	If to Active Power:

Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Facsimile: (512) 836-4511
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Rodney S. Bond
Chairman of the Special Litigation Committee
c/o Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Facsimile: (512) 836-4511

(ii)	If to Pinkerton or PGI:

Joseph F. Pinkerton, III
Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Facsimile: (512) 836-4511

(c) Severability. If any provision of this Agreement should be held to be invalid, illegal or unenforceable, the expressed intent of the parties hereto is that the remaining provisions of this Agreement are severable, should be constructed as if such invalid, illegal or unenforceable provision had never been contained herein and should remain in force to the greatest possible degree.

(d) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

(e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

(f) Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede and take the place of all drafts and other communications and any other instrument purporting to be an agreement of the parties hereto, with respect to the subject matter hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles thereof. Venue for all disputes regarding this Agreement shall be in the district court of Travis County, Texas, and the Parties submit themselves to the jurisdiction of the state courts of Travis County, Texas for purposes of disputes regarding this Agreement.

(h) Successors and Assigns. This Agreement is intended to be binding upon and inure to the parties hereto and their respective successors, heirs and assigns; provided that no party shall assign any of his or its rights or obligations hereunder without the prior written consent of the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Allocation Agreement on the date first set for the above

JOSEPH F. PINKERTON, III		ACTIVE POWER, INC.

/s/ Joseph F. Pinkerton, III		By:	/s/ Rodney S. Bond
		Name:	Rodney S. Bond
PINKERTON GENERATOR, INC.		Title:	Director

By:	/s/ Joseph F. Pinkerton, III
Name:	Joseph F. Pinkerton, III
Title:	President